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                                                                      EXHIBIT 11


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)


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                                                                                      Years
                                                                                      Ended
                                                                                      July 31,
                                                                        ----------------------------------
                                                                          1997          1996          1995
                                                                          ----          ----          ----
NET INCOME PER COMMON SHARE
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Net income............................................................  $7,815        $3,498        $3,677
                                                                        ------        ------        ------

Weighted average number of common shares
outstanding during the year...........................................   5,776         5,701         5,940
                                                                         -----         -----         -----

Net income per common share...........................................   $1.35          $.61          $.62
                                                                         -----          ----          ----
PRIMARY
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Net income............................................................  $7,815        $3,498        $3,677
                                                                        ------        ------        ------
Weighted average number of common shares
outstanding during the year...........................................   5,776         5,701         5,940
Add: shares of common stock equivalents...............................     231           249           102
                                                                         -----         -----         -----
Weighted average number of shares used in
calculation of primary net income per share...........................   6,007         5,950         6,042
                                                                         -----         -----         -----
Primary net income per common share...................................   $1.30          $.59          $.61
                                                                         -----          ----          ----
FULLY DILUTED
----------------------------------------------------------------------
Net income............................................................  $7,815        $3,498        $3,677
                                                                        ------        ------        ------

Weighted average number of common shares
outstanding as adjusted above.........................................   6,007         5,950         6,042
Add: incremental shares of common stock
equivalents...........................................................      14            18            20
                                                                         -----         -----         -----

Weighted average number of shares used in calculation of fully
diluted net income per share..........................................   6,021         5,968         6,062
                                                                         -----         -----         -----

Fully diluted net income per common share.............................   $1.30          $.59          $.61
                                                                         -----          ----          ----
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